PROPERTY CO-TENANCY
                       OWNERSHIP AGREEMENT
                Champps Restaurant - Columbus, OH


THIS CO-TENANCY AGREEMENT,

Made and entered into as of the 24 day of May, 2001, by and between Walter L. Schrock (hereinafter called "Schrock"), and AEI Real Estate Fund XVIII Limited Partnership (hereinafter called "Fund XVIII"). Wood, Fund XVIII (and any other Owner in Fee where the context so indicates) being hereinafter sometimes collectively called "Co-Tenants" and referred to in the neuter gender).

WITNESSETH:

WHEREAS, Fund XVIII presently owns an undivided 5.0132% interest in and to, and Schrock presently owns an undivided 6.5437% interest in and to, and Donald B. Wood and Sue D. Wood presently owns an undivided 5.3418% interest in and to, and Lynn Bushman and Camille Bushman presently owns an undivided 2.6709% interest in and to, and Patrick J. Devlin and Dolores A. Devlin presently owns an undivided 7.2676% interest in and to, and James D. Rea and Mary M. Rea presently owns an undivided 6.3701% interest in and to, and Tall Pines Farm Limited Partnership presently owns an undivided 6.4252% interest in and to, and Carlos W. Appleton and Mary V. Appleton presently owns an undivided 6.2036% interest in and to, and Edward C. Thulin and Virginia L. Thulin presently owns an undivided 4.9629% interest in and to, and James Edward Amend presently owns an undivided 7.0899% interest in and to, and Ernest E. Ainslie and Marion B. Ainslie presently owns an undivided 8.9900% interest in and to, and Richard Abbott and Marjorie Abbott presently owns an undivided 7.0899% interest in and to, and Calderwood Investments Limited Partnership presently owns an undivided 11.8514% interest in and to, and Gerald E. Adamson and Barbara J. Adamson presently owns an undivided 7.0899% interest in and to, and Wayne K. Adamson presently owns an undivided 7.0899% interest in and to, and the land, situated in the City of Columbus, County of Franklin, and State of Ohio, (legally described upon Exhibit A attached hereto and hereby made a part hereof) and in and to the improvements located thereon (hereinafter called "Premises");

WHEREAS, The parties hereto wish to provide for the orderly operation and management of the Premises and Schrock's interest by Fund XVIII; the continued leasing of space within the Premises; for the distribution of income from and the pro-rata sharing in expenses of the Premises.

NOW THEREFORE, in consideration of the purchase by Schrock of an undivided interest in and to the Premises, for at least One Dollar ($1.00) and other good and valuable consideration by the parties hereto to one another in hand paid, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants and agreements herein contained, it is hereby agreed by and between the parties hereto, as follows:


Co-Tenant Initial:  /s/ WLS
Co-Tenancy Agreement for Champps, Columbus, OH (Crosswoods)



1.    The  operation  and  management of the  Premises  shall  be delegated to Fund XVIII, or its designated agent, successors or assigns. Provided, however, if Fund XVIII shall sell all of its interest in the Premises, the duties and obligations of Fund XVIII respecting management of the Premises as set forth herein, including but not limited to paragraphs 2, 3, and 4 hereof, shall be exercised by the holder or holders of a majority of the undivided co-tenancy interest in the Premises. Except as hereinafter expressly provided to the contrary, each of the parties hereto agrees to be bound by the decisions of Fund XVIII with respect to all administrative, operational and management matters of the property comprising the Premises, including but not limited to the management of the net lease agreement for the Premises. The parties hereto hereby designate Fund XVIII as their sole and exclusive agent to deal with, and Fund XVIII retains the sole right to deal with, any property agent or tenant and to negotiate and enter into, on terms and provisions satisfactory to Fund XVIII, and to monitor, execute and enforce the terms of leases of space within the Premises, including but not limited to any amendments, consents to assignment, sublet, releases or modifications to leases or guarantees of lease or easements affecting the Premises, on behalf of Schrock. As long as Fund XVIII owns an interest in the Premises, only Fund XVIII may obligate Schrock with respect to any expense for the Premises.

As further set forth in paragraph 2 hereof, Fund XVIII agrees to require any lessee of the Premises to name Schrock as an insured or additional insured in all insurance policies provided for, or contemplated by, any lease on the Premises. Fund XVIII shall use its best efforts to obtain endorsements adding Co-Tenants to said policies from lessee within 30 days of commencement of this agreement. In any event, Fund XVIII shall distribute any insurance proceeds it may receive, to the extent consistent with any lease on the Premises, to the Co-Tenants in proportion to their respective ownership of the Premises.

2. Income and expenses shall be allocated among the Co-Tenants in proportion to their respective share(s) of ownership. Shares of net income shall be pro-rated for any partial calendar years included within the term of this Agreement. Fund XVIII may offset against, pay to itself and deduct from any payment due to Schrock under this Agreement, and may pay to itself the amount of Schrock's share of any reasonable expenses of the Premises which are not paid by Schrock to Fund XVIII or its assigns, within ten
     (10) days after demand by Fund XVIII. In the event there is insufficient operating income from which to deduct Schrock's unpaid share of operating expenses, Fund XVIII may pursue any and all legal remedies for collection.

Operating Expenses shall include all normal operating expense, including but not limited to: maintenance, utilities, supplies, labor, management, advertising and promotional expenses, salaries and wages of rental and management personnel, leasing commissions to third parties, a monthly accrual to pay insurance premiums, real estate taxes, installments of special assessments and for structural repairs and replacements, management fees, legal fees and accounting fees, but excluding all operating expenses paid by tenant under terms of any lease agreement of the Premises.

Wood has no requirement to, but has, nonetheless elected to retain, and agrees to annually reimburse, Fund XVIII in the amount of $686.00 for the expenses, direct and indirect, incurred by Fund XVIII in providing Schrock with quarterly accounting and distributions of Schrock's share of net income and for tracking, reporting and assessing the calculation of Schrock's share of operating expenses incurred from the Premises. This invoice amount shall be pro-rated for partial years and Schrock authorizes Fund XVIII to deduct such amount from Schrock's share of revenue from the Premises. Schrock may terminate this agreement in this paragraph respecting accounting and distributions at any time and attempt to collect its share of rental income directly from the tenant; however, enforcement of all other provisions of the lease remains the sole right of Fund XVIII pursuant to Section 1 hereof. Fund XVIII may terminate its obligation under this paragraph upon 30 days notice to Schrock prior to the end of each anniversary hereof, unless agreed in writing to the contrary.

3. Full, accurate and complete books of account shall be kept in accordance with generally accepted accounting principles at Fund XVIII's principal office, and each Co-Tenant shall have access to such books and may inspect and copy any part thereof during normal business hours. Within ninety (90) days after the end of each calendar year during the term hereof, Fund XVIII shall prepare an accurate income statement for the ownership of the Premises for said calendar year and shall furnish copies of the same to all Co-Tenants. Quarterly, as its share, Schrock shall be entitled to receive 6.5437% of all items of income and expense generated by the Premises. Upon receipt of said accounting, if the payments received by each Co-Tenant pursuant to this Paragraph 3 do not equal, in the aggregate, the amounts which each are entitled to receive proportional to its share of ownership with respect to said calendar year pursuant to
Paragraph 2 hereof, an appropriate adjustment shall be made so that each Co-Tenant receives the amount to which it is entitled.

4. If Net Income from the Premises is less than $0.00 (i.e., the Premises operates at a loss), or if capital improvements, repairs, and/or replacements, for which adequate reserves do not exist, need to be made to the Premises, the Co-Tenants, upon receipt of a written request therefor from Fund XVIII, shall, within fifteen (15) business days after receipt of notice, make payment to Fund XVIII sufficient to pay said net operating losses and to provide necessary operating capital for the premises and to pay for said capital improvements, repairs and/or replacements, all in proportion to their undivided interests in and to the Premises.

5. Co-Tenants may, at any time, sell, finance, or otherwise create a lien upon their interest in the Premises but only upon their interest and not upon any part of the interest held, or owned, by any other Co-Tenant. All Co-Tenants reserve the right to escrow proceeds from a sale of their interests in the Premises to obtain tax deferral by the purchase of replacement property.

6. If any Co-Tenant shall be in default with respect to any of its obligations hereunder, and if said default is not corrected within thirty (30) days after receipt by said defaulting Co-Tenant of written notice of said default, or within a reasonable period if said default does not consist solely of a failure to pay money, the remaining Co-Tenant(s) may resort to any available remedy to cure said default at law, in equity, or by statute.

7. This co-tenancy agreement shall continue in full force and effect and shall bind and inure to the benefit of the Co-Tenant and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns until August 29, 2031 or upon the sale of the entire Premises in accordance with the terms hereof and proper disbursement of the proceeds

Co-Tenant Initial:  /s/ WLS
Co-Tenancy Agreement for Champps, Columbus, OH (Crosswoods)



thereof, whichever shall first occur. Unless specifically identified as a personal contract right or obligation herein, this agreement shall run with any interest in the Premises and with the title thereto. Once any person, party or entity has ceased to have an interest in fee in any portion of the Premises, it shall not be bound by, subject to or benefit from the terms hereof; but its heirs, executors, administrators, personal representatives, successors or assigns, as the case may be, shall be substituted for it hereunder.

8. Any notice or election required or permitted to be given or served by any party hereto to, or upon any other, shall be given to all known Co-Tenants and deemed given or served in accordance with the provisions of this Agreement, if said notice or elections addressed as follows;

If to Fund XVIII:

AEI Real Estate Fund XVIII Limited Partnership
30 E. Seventh Street, Suite 1300
St. Paul, Minnesota 55101

If to Fund XXI:

AEI Income and Growth Fund XXI Limited Partnership
1300 Minnesota World Trade Center
30 E. Seventh Street
St. Paul, Minnesota 55101

If to Schrock:

Walter L. Schrock
6385 West 330 North
Shipshewana, IN  46565

If to Wood:

Donald B. Wood, Trustee
Sue D. Wood, Trustee
280 Canon Drive
Santa Barbara, CA  93105

If to Bushman:

Lynn Bushman
Camille Bushman
4752 South Ichabod Place
Holladay, UT  84117

Co-Tenant Initial:  /s/ WLS
Co-Tenancy Agreement for Champps, Columbus, OH (Crosswoods)



If to Devlin:

Patrick J. Devlin
Dolores A. Devlin
1902 Lindamoor Drive
Annapolis, MD  21401

If to Rea:

James D. Rea
Mary M. Rea
4712 West Main Street
Northville, MI  48167

If to Tall Pines Farm Limited Partnership:

Fred White, member
E. Louise White, member
Fred V. White, member
Pamela W. Proctor, member
9316 Brandy Wine Lane
Cincinnati, OH  45241

If to Appleton:

Carlos W. Appleton
Mary V. Appleton
101 Meadow Lane
Abilene, TX  79606

If to Thulin:

Edward C. Thulin
Virginia L. Thulin
3309 Hollow Creek Road
Arlington, TX  76001

If to Amend:

James Edward Amend
PO Box 261
Amarillo, TX  79105


Co-Tenant Initial:  /s/ WLS
Co-Tenancy Agreement for Champps, Columbus, OH (Crosswoods)



If to Ainslie:

Ernest E. Ainslie
Marion B. Ainslie
27901 Via De Costa
San Juan Capistrano, CA  92675

If to Abbott:

Richard Abbott
Marjory Abbott
524 Roslyn
East Williston, NY  11596

If to Calderwood:

Calderwood Investments Limited Partnership
Vickie L. Hegebush, general partner
Mary C. Calderwood, general partner
228 E. Fleet Drive
Tempe, AZ  85283

If to Adamson:

The Wayne K. Adamson Second Family Limited Partnership
Wayne Adamson
1985 Jupiter Drive
Montrose, CO  81401

Gerald Adamson
PO Box 666
206 Palm Avenue
Bullhead City, AZ  86430



Each mailed notice or election shall be deemed to have been given to, or served upon, the party to which addressed on the date the same is deposited in the United States certified mail, return receipt requested, postage prepaid, or given to a nationally recognized courier service guaranteeing overnight delivery as properly addressed in the manner above provided. Any party hereto may change its address for the service of notice hereunder by delivering written notice of said change to the other parties hereunder, in the manner above specified, at least ten (10) days prior to the effective date of said change.

9. This Agreement shall not create any partnership or joint venture among or between the Co-Tenants or any of them, and the only relationship among and between the Co-Tenants hereunder

Co-Tenant Initial:  /s/ WLS
Co-Tenancy Agreement for Champps, Columbus, OH (Crosswoods)



shall be that of owners of the premises as tenants in common subject to the terms hereof.

10. The unenforceability or invalidity of any provision or provisions of this Agreement as to any person or circumstances shall not render that provision, nor any other provision hereof, unenforceable or invalid as to any other person or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.


11. In the event any litigation arises between the parties hereto relating to this Agreement, or any of the provisions hereof, the party prevailing in such action shall be entitled to receive from the losing party, in addition to all other relief, remedies and damages to which it is otherwise entitled, all reasonable costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with said litigation.




          (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)





Co-Tenant Initial:  /s/ WLS
Co-Tenancy Agreement for Champps, Columbus, OH (Crosswoods)







IN WITNESS WHEREOF, The parties hereto have caused this Agreement to be executed and delivered, as of the day and year first above written.

          Walter L. Schrock

          By: /s/ Walter L Schrock
                  Walter L. Schrock


          WITNESS:

          /s/ Jeffrey A James

              Jeffrey A James
               (Print Name)






State of Indiana)
                         ) ss.
County of La Grange )

I, a Notary Public in and for the state and county of aforesaid, hereby certify there appeared before me this 17 day of May, 2001, Walter L. Schrock, who executed the foregoing instrument in said capacity, on behalf of said limited partnership.


                              /s/ Ann L Pomeroy
                                  Notary Public

[notary seal]



Fund XVIII AEI Real Estate Fund XVIII Limited Partnership

            By: AEI Fund Management XVIII, Inc., its corporate
                general partner

            By: /s/ Robert P Johnson
                    Robert P. Johnson, President



Co-Tenant Initial:  /s/ WLS
Co-Tenancy Agreement for Champps, Columbus, OH (Crosswoods)



          WITNESS:

          /s/ Debra A Jochum

              Debra A Jochum
               (Print Name)




State of Minnesota )
                                   ) ss.
County of Ramsey  )

I, a Notary Public in and for the state and county of aforesaid, hereby certify there appeared before me this 22 day of May, 2001, Robert P. Johnson, President of AEI Fund Management XVIII, Inc., corporate general partner of AEI Real Estate Fund XVIII Limited Partnership, who executed the foregoing instrument in said capacity and on behalf of the corporation in its capacity as corporate general partner, on behalf of said limited partnership.

                              /s/ Heather A Garcia
                                   Notary Public

[notary seal]







Co-Tenant Initial:  /s/ WLS
Co-Tenancy Agreement for Champps, Columbus, OH (Crosswoods)



                            EXHIBIT A


     Situated in the State of Ohio, county of Franklin, City of Columbus, being located in Section 2, Township 2, Range 18, United States Military Lands, and being part of a 43.161 acre tract of land (Parcel No. 610-146452) conveyed to Forty-One Corporation (the Grantor) by deed of record in Official Record 15500A-6, all references being to records in the Recorder's Office, Franklin County, Ohio, and being more particularly described as follows:

     Beginning  for reference at the intersection of  North  High
     Street (U.S. 23) and East Campus jView Boulevard (80.00 feet in width) as shown in Plat Book 60, page 25;

     thence  S  86 49' 53" E, along the centerline of  said  East
     Campus View boulevard, a distance of 900.00 feet to a point of curvature;

     thence along the centerline of said East Campus View Boulevard, with a curve to the left having a radius of 1350.00 feet, a chord bearing of N 89 27' 50" E, and a chord distance of 174.45 feet to the intersection with centerline of High Cross Boulevard (80.00 feet in width);

     thence  S  1  53' 32" E, along the centerline of  said  High
     Cross Boulevard, a distance of 74.72 feet to a point;

     thence N 88 06' 28" E, a distance of 40.00 feet to an iron pin set in the easterly right of way line of said High Cross
     Boulevard, said point being the TRUE POINT OF BEGINNING of herein described tract;

     thence along the easterly right of way line of said High Cross Boulevard, with a curve to the right, having a radius of 40.00 feet, a chord bearing of N 40 23' 34" E, and a chord distance of 53.83 feet to an iron pin set in the southerly right of way line of said East Campus View Boulevard;

     thence  along the southerly right of way line of  said  East
     Campus View Boulevard and the northerly line of herein described tract, with a curve to the left, having a radius of 1390.009 feet, a chord bearing of N 82 25' 24" E, and a chord distance of 12.36 feet to an iron pin set;

     thence N 82 10' 07" E, along the southerly right of way line of said East Campus View Boulevard and the northerly line of herein described tract, a distance of 209.28 feet to an iron pin set at the northeasterly corner of herein described tract;

     thence S 7 49' 49" E, along the easterly line of herein described tract, a distance of 312.60 feet to an iron pin set at the southeasterly corner of herein described tract;

     thence S 82 10' 11" W, along the southerly line of herein described tract, a distance of 918.01 feet to an iron pin set in the easterly right of way line of said High Cross Boulevard at the southwesterly corner of herein described tract;

     thence along the easterly right of way line of said proposed High Cross Boulevard and the westerly line of herein described tract, with a curve to the right, having a radius of 2960.00 feet, a chord bearing of N 9 21' 59" E, and a chord distance of 10.64 feet to an iron pin set;

     thence N 9 28' 10" E, along the easterly right of way line of said High Cross Boulevard and the westerly line of herein described tract, a distance of 89.24 feet to an iron pin set;

     thence along the easterly right of way line of said High Cross Boulevard and the westerly line of herein described tract, with a curve to the left, having a radius of 390.00 feet, a chord bearing of N 3 47' 19" E, and a chord distance of 77.21 feet to an iron pin set;

     thence N 1 53' 32" W, along the easterly right of way line of said High Cross Boulevard and the westerly line of herein described tract, a distance of 106.36 feet to the TRUE POINT OF BEGINNING, containing 2.005 acres, more or less, and subject to any rights of way, easements and restrictions of record.

The Basis of Bearing in this description is the centerline of East Campus View Boulevard being S 86 49' 53" E, as shown in Plat
Book 61, page 79, Recorder's Office, Franklin County, Ohio.